EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Numbers 333-99761, 333-50558 and 333-33528) of our report relating to the Consolidated Financial Statements of MDSI Mobile Data Solutions Inc., dated March 25, 2005 appearing in the Annual Report on Form 10-K of MDSI Mobile Data Solutions Inc., for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, Canada
March 25, 2005